UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2020

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210,
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Certain Officers.

Triumph Group, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) on July 16, 2020. At the Annual Meeting, the stockholders of the Company approved the Amended and Restated 2018 Equity Incentive Plan (the “Plan”), which increased the number of shares of common stock available for awards under the Plan by an additional 1,520,000 shares. The new aggregate share limit under the Plan is 3,520,000 shares.

The Plan is described in more detail in Proposal No. 3 in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 2, 2020 (the “Proxy Statement”). The descriptions of the Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, a copy of which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was virtually held via live audio webcast on July 16, 2020, beginning at 9:00 a.m. Eastern Time. The total number of shares represented at the Annual Meeting or by valid proxy was 45,833,283 of the 51,898,357 shares of common stock outstanding and entitled to vote at the Annual Meeting, constituting a quorum.

The following matters were voted on at the Annual Meeting:

1.

Election of Directors. The following nominees were elected as directors of the Company for a term ending at the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified. The stockholder votes were as follows:

	Number of Votes
Candidate	For	Against	Abstain	Broker Non-Votes
Paul Bourgon	38,996,429	1,219,488	40,051	5,577,315
Daniel J. Crowley	39,410,958	813,396	31,614	5,577,315
Ralph E. Eberhart	39,170,870	1,040,588	44,510	5,577,315
Daniel P. Garton	39,457,991	755,309	42,668	5,577,315
Richard A. Goglia	39,487,679	724,419	43,870	5,577,315
Barbara W. Humpton	39,617,988	598,973	39,007	5,577,315
William L. Mansfield	39,470,380	744,053	41,535	5,577,315
Colleen C. Repplier	39,619,194	597,764	39,010	5,577,315
Larry O. Spencer	39,385,453	827,309	43,206	5,577,315

2.	Say on Pay. The stockholders approved, by advisory vote, the compensation paid to the Company’s named executive officers for fiscal year 2020. The stockholder votes were as follows:

For	Against	Abstain	Broker Non-Votes
39,007,207	1,186,901	61,860	5,577,315

3.

Approval of the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan (the “Plan”).  The stockholders approved the Plan to increase the number of shares available for issuance under the Plan. The stockholder votes were as follows:

For	Against	Abstain	Broker Non-Votes
38,202,476	2,015,599	37,893	5,577,315

4.

Ratification of Selection of Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021. The stockholder votes were as follows:

For	Against	Abstain	Broker Non-Votes
44,443,227	1,293,419	96,637	None

5.

Stockholder Proposal to Reduce the Threshold to Call Special Stockholder Meetings to 15% of Outstanding Shares.  The stockholders did not approve the stockholder proposal to reduce the threshold of votes needed to call a special meeting. The stockholder votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,351,506	28,862,733	41,729	5,577,315

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	Triumph Group, Inc. 2018 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 21, 2020	TRIUMPH GROUP, INC.

		By:	/s/ Jennifer H. Allen
Jennifer H. Allen
Senior Vice President, General Counsel and Secretary